Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                                                                                    State of
                                                                                             Percentage of      Incorporation or
        Parent                                     Subsidiary                                  Ownership          Organization
--------------------------------------------- -----------------------------------------------------------------------------------
Great Southern Bancorp, Inc.                  Great Southern Bank                                100%              Missouri
Great Southern Bancorp, Inc.                  Great Southern Capital Trust I                     100%              Delaware
Great Southern Bank                           Great Southern Capital Management, Inc.            100%              Missouri
Great Southern Bank                           Great Southern Financial Corporation               100%              Missouri
Great Southern Bank                           GSB One, L.L.C.                                    100%              Missouri
GSB One, L.L.C.                               GSB Two, L.L.C.                                    100%              Missouri

